Exhibit 10.7

Principal Life Insurance Company, Raleigh, NC 27612

A member of the Principal Financial Group®

THE EXECUTIVE NONQUALIFIED DEFINED BENEFIT PLAN

ADOPTION AGREEMENT

THIS AGREEMENT is the adoption by Kforce Inc. (the “Company”) of the Executive Nonqualified Defined Benefit Plan (“Plan”).

W I T N E S S E T H:

WHEREAS, the Company desires to adopt the Plan as an unfunded, nonqualified deferred compensation plan; and

WHEREAS, the provisions of the Plan are intended to comply with the requirements of Section 409A of the Code and the regulations thereunder and shall apply to amounts subject to section 409A; and

WHEREAS, the Company has been advised by Principal Life Insurance Company to obtain legal and tax advice from its professional advisors before adopting the Plan,

NOW, THEREFORE, the Company hereby adopts the Plan in accordance with the terms and conditions set forth in this Adoption Agreement:

ARTICLE I

Terms used in this Adoption Agreement shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth. The Employer hereby represents and warrants that the Plan has been adopted by the Employer upon proper authorization, and the Employer hereby elects to adopt the Plan for the benefit of its Participants as referred to in the Plan. By the execution of this Adoption Agreement, the Employer hereby agrees to be bound by the terms of the Plan.

ARTICLE II

The Employer hereby makes the following designations or elections for the purpose of the Plan:

2.9	Committee: The duties of the Committee set forth in the Plan shall be satisfied by:

	___	(a)	Company

	___	(b)	The administrative committee appointed by the Board to serve at the pleasure of the Board.

	___	(c)	Board.

	XX	(d)	Other (specify): The Compensation Committee of the Board.

2.13	Early Retirement Eligibility:

	___	(a)	The Employer does not permit early retirement.

	XX	(b)	The Employer does permit early retirement. “Early Retirement Eligibility” shall mean:

			___	(i)	Attaining age .

			___	(ii)	Completing years of Service.

			XX	(iii)	Other: Except as determined by the Committee at the time of a Participant’s enrollment in the Plan, the earlier of the occurrence of a Change in Control or the later of:

(a) Attaining age 55, and

(b) Completing 10 years of Service.

For purposes of Early Retirement Eligibility, “years of Service” shall mean:

			___	(a)	the elapsed period of time beginning on the date the Participant first enters Service with the Employer and ending on the date the Participant becomes an Inactive Participant.

			___	(b)	the elapsed period of time beginning on the Entry Date of the Participant into the Plan and ending on the date the Participant becomes an Inactive Participant.

			XX	(c)	Other: The total number of full years in which a Participant is employed by an Employer. A year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that begins on the later of December 31, 2006 or the Participant’s date of hire, and for any subsequent year, commences on the anniversary of such date. The Committee in sole discretion shall determine whether any partial year of employment shall be counted as a Year of Service and such determination need not be the same for each year or for each Participant.

2.14	Effective Date:

	___	(a)	This is a newly-established Plan, and the Effective Date of the Plan is .

	XX	(b)	This is an amendment and restatement of a plan named Kforce Inc. Supplemental Executive Retirement Plan with an effective date of December 31, 2006. The Effective Date of this amended and restated Plan is December 31, 2006. This is amendment number 1.

			XX	(i)	All Plan benefits shall be subject to the provisions of this amended and restated Plan.

			___	(ii)	Any Grandfathered Amounts shall be subject to the Plan rules in effect on October 3, 2004.

2.22	Normal Retirement Date: The “Normal Retirement Date” of a Participant shall be the 1st day of the month on or next following:

	XX	(a)	Attaining age 65 .

	___	(b)	The later of

			i.	Attaining age , and

			ii.	Completing years of Service.

For purposes of the Normal Retirement Date, “years of Service” shall mean:

			___	(a)	the elapsed period of time beginning on the date the Participant first enters Service with the Employer and ending on the date the Participant becomes an Inactive Participant.

			___	(b)	the elapsed period of time beginning on the Entry Date of the Participant into the Plan and ending on the date the Participant becomes an Inactive Participant.

			___	(c)	Other: .

2.24	Participating Employer: As of the Effective Date, the following Participating Employer(s) are parties to the Plan:

Name of Employer	Address	Telephone No.	EIN
Kforce Inc.	1001 East Palm Avenue Tampa, FL 33605	(813)552-1404	59-3264461

2.25	Plan: The name of the “Plan” as applied to the Employer is
Kforce Inc. Supplemental Executive Retirement Plan.

2.27	Plan Year: The “Plan Year” shall end on the last day of the month of December.

4.2	Benefit Formula:

If the Participant Separates from Service before reaching the Early Retirement Date, the Participant shall not have an Accrued Benefit.

For the other Qualifying Distribution Events, the Participant’s Accrued Benefit on a Straight Life basis is a monthly amount equal to (a) X (b) X [(c) / (d)], where

(a)	equals the Participant’s Average Compensation, divided by 12;

(b)	equals 45%;

(c)	equals the Participant’s Years of Service as of the date the Participant becomes an Inactive Participant; and

(d)	equals the Participant’s projected Years of Service determined as if the Participant continued employment until the Normal Retirement Age;

and where [(c) / (d)] shall not exceed one.

If the Qualifying Distribution Event is after a Participant’s Normal Retirement Date, the benefit percentage in (b) above is replaced with the following percentage based on the Participant’s age:

Age 66	47%
Age 67	49%
Age 68	51%
Age 69	53%
Age 70	55%
Age 71	57%
Age 72	59%
Age 73	61%
Age 74	63%
Age 75 or older	65%

The benefit is further increased with interest from the first day of the month following the Normal Retirement Date to the actual date of determination based on the interest rate in the Present Value definition.

If the date of a Participant’s Qualifying Distribution Event is prior to the attainment of age sixty-two (62) and ten (10) years of service, or age fifty-five (55) and twenty-five (25) years of service, the Accrued Benefit shall be reduced by one half of one percent (1/2%) per month for each month between the Participant’s event date and the Participant’s Normal Retirement Date. For the purpose of this factor, a year of service shall mean the total number of full years in which a Participant is employed by an Employer. A year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that begins on the later of December 31, 2006 or the Participant’s date of hire, and for any subsequent year, commences on the anniversary of such date. The Committee in sole discretion shall determine whether any partial year of employment shall be counted as a year of service and such determination need not be the same for each year or for each Participant.

If the Participant is covered by an employment agreement (“Employment Agreement”) and the Qualifying Distribution Event is the Participant’s death or becoming Disabled, then the Participant’s Accrued Benefit is modified by the following:

If the Accrued Benefit under this Plan is greater than the benefit under the Employment Agreement on an Actuarial Equivalent basis, the Participant’s Accrued Benefit under this Plan is reduced by Actuarial Equivalent benefit under the Employment Agreement.

If the benefit under the Employment Agreement on an Actuarial Equivalent basis is greater than or equal the Accrued Benefit under this Plan, the Participant shall not have an Accrued Benefit under this Plan.

Benefit Formula Definitions:

For purposes of the Plan, “Normal Retirement Age” shall mean attainment of age 65.

For purposes of the Benefit Formula, “Years of Service” shall mean the total number of full years in which a Participant is employed by an Employer. A year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that begins on the later of December 31, 2006 or the Participant’s date of hire, and for any subsequent year, commences on the anniversary of such date. The Committee in sole discretion shall determine whether any partial year of employment shall be counted as a year of service and such determination need not be the same for each year or for each Participant. In the event of a Change in Control Event, a Participant shall be credited with additional Years of Service, for the sole purpose of determining the SERP Benefit under the formula set forth in this Section 4.2, in an amount equal to one additional year of Year of Service for each year of employment completed by the Participant prior to the effective date of the Plan (not to exceed ten (10)); provided, however, that in no event shall the crediting of such additional Years of Service result in, or entitle a Participant (or his or her Beneficiary) to receive a benefit in excess of the maximum benefit that may be paid the under formula described in this Section 4.2. Additional years of service may be credited at death or becoming Disabled based on the Participant’s employment agreement, if any.

The “Compensation” of a Participant shall mean all of a Participant’s base salary received as an Employee and Bonus.

The “Average Compensation” of a Participant shall mean the highest average of a Participant’s Compensation for any three (3) full Pay Years (or, if the Participant has been employed for less than three (3) full Pay Years, the actual number of the Participants full Pay Years) out of the last ten (10) full Pay Years preceding the date benefits are being determined.

If the Participant has not completed the entire Pay Year period specified by the Average Compensation computation since his Entry Date, the Average Compensation shall be based on those full Pay Years that have been completed since his Entry Date.

The “Pay Year” shall mean the consecutive 12-month period ending on the last day of the month of December.

4.3	Vesting Percentage: An Active Participant shall be fully vested in the Accrued Benefit upon the first to occur of the following:

	___	(a)	Normal Retirement Date.

	___	(b)	Death.

	___	(c)	Becoming Disabled.

	___	(d)	Change in Control Event.

	___	(e)	Other: .

	XX	(f)	Satisfaction of the vesting requirements as specified below:

			___	(i)	Immediate 100% vesting.

			___	(ii)	100% vesting after completed whole years of Service. Before such time, the Vesting Percentage shall be 0%.

			___	(iii)	100% vesting after age . Before such time, the Vesting Percentage shall be 0%.

			___	(iv)

Completed Years of Service	Vesting Percentage
Less than 1 Year	_____	%
___Years	_____	%
___Years	_____	%
___Years	_____	%
___Years	_____	%
___Years	_____	%
___ or more Years	_____	%

XX	(v)	Other: A Participant’s vested percentage shall be determined in accordance with the schedule set forth in an agreement entered into between the Participant and Employer, if any. If the Participant has not entered into an agreement with the Employer regarding vesting of Plan benefits, the Participant’s benefits under the Plan shall become 100% vested upon the attainment of at least age fifty-five (55) with ten (10) or more Years of Service, and shall be 0% vested prior to such date. Notwithstanding the foregoing, if the Participant’s employment is involuntarily terminated by the Employer for reasons other than Cause after 5 years of service, or upon death, Disability or a Change in Control, the Participant shall be fully vested in his or her Plan benefits. For purposes of this provision, Cause shall mean termination of a Participant’s employment for (i) the

Participant’s conviction by a court of competent jurisdiction or entry of guilty plea or a plea of nolo contendere for an act on the Participant’s part constituting any felony, (ii) a willful breach by the Participant of any provisions of the Participant’s employment agreement between the Participant and his or her Employer if such breach results in demonstrably material injury to the Employer; or (iii) the Participant’s willful dishonesty or fraud with respect to the business or affairs of the Employer if such dishonesty or fraud results in demonstrable material injury to the Employer.

For purposes of the Vesting Percentage, “years of Service” shall mean:

			___	(a)	the elapsed period of time beginning on the date the Participant first enters Service with the Employer and ending on the date the Participant becomes an Inactive Participant.

			___	(b)	the elapsed period of time beginning on the Entry Date of the Participant into the Plan and ending on the date the Participant becomes an Inactive Participant.

			XX	(c)	Other: The total number of full years in which a Participant is employed by an Employer. A year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that begins on the Participant’s date of hire, and for any subsequent year, commences on the anniversary of such date. The Committee in sole discretion shall determine whether any partial year of employment shall be counted as a Year of Service and such determination need not be the same for each year or for each Participant. Additional years of service may be credited at death or becoming Disabled based on the Participant’s employment agreement, if any.

5.2	Disability of a Participant:

	___	(a)	A Participant becoming Disabled shall not be a Qualifying Distribution Event.

	XX	(b)	A Participant’s becoming Disabled shall be a Qualifying Distribution Event. A Participant shall have no election as to whether a Qualifying Distribution Event attributable to becoming Disabled will apply to the distribution of such Participant’s Vested Accrued Benefit.

	___	(c)	A Participant’s becoming Disabled may be a Qualifying Distribution Event. A Participant may elect upon initial enrollment whether a Qualifying Distribution Event attributable to becoming Disabled will apply to the distribution of such Participant’s Vested Accrued Benefit.

5.4	Change in Control Event:

	XX	(a)	A Change in Control Event shall not be a Qualifying Distribution Event.

	___	(b)	A Change in Control Event shall be a Qualifying Distribution Event. A Participant shall have no election as to whether a Qualifying Distribution Event attributable to a Change in Control Event will apply to the distribution of such Participant’s Vested Accrued Benefit.

	___	(c)	A Change in Control Event may be a Qualifying Distribution Event. A Participant may elect upon initial enrollment whether a Qualifying Distribution Event attributable to a Change in Control Event will apply to the distribution of such Participant’s Vested Accrued Benefit.

6.1	Normal Form of Payment: The Normal Form of benefit distribution for each Qualifying Distribution Event shall be as follows:

(a)	Separation from Service on or after the Early Retirement Date
(or Separation from Service on or after the Normal Retirement Date if early retirement is not permitted)

	___	(i)	Payments on a -Year Period Certain basis.

	XX	(ii)	Other: Lump sum.

(b)	Separation from Service prior to the Early Retirement Date (or Separation from Service prior to the Normal Retirement Date if early retirement is not permitted)

	___	(i)	Payments on a -Year Period Certain basis.

	___	(ii)	One Lump Sum payment.
The lump sum payment is the Actuarial Equivalent of the Vested Accrued Benefit payable in the Normal Form selected in subsection (a) above for “Separation from Service on or after the Early Retirement Date.”

	XX	(iii)	Other: Not Applicable.

(c)	Death

	___	(i)	Payments on a -Year Period Certain basis.

	___	(ii)	One Lump Sum payment.
The lump sum payment is the Actuarial Equivalent of the Vested Accrued Benefit payable in the Normal Form selected in subsection (a) above for “Separation from Service on or after the Early Retirement Date.”

	XX	(iii)	Other: Lump sum.

(d)	Disabled (if elected)

	___	(i)	Payments on a -Year Period Certain basis.

	___	(ii)	One Lump Sum payment.
The lump sum payment is the Actuarial Equivalent of the Vested Accrued Benefit payable in the Normal Form selected in subsection (a) above for “Separation from Service on or after the Early Retirement Date.”

	XX	(iii)	Other: Lump sum.

	___	(iv)	Not Applicable.

(e)	Change in Control Event (if elected)

	___	(i)	Payments on a -Year Period Certain basis.

	___	(ii)	One Lump Sum payment.
The lump sum payment is the Actuarial Equivalent of the Vested Accrued Benefit payable in the Normal Form selected in subsection (a) above for “Separation from Service on or after the Early Retirement Date.”

	___	(iii)	Other: .

	XX	(iv)	Not Applicable.

6.2	Optional Form of Payment: If permitted by the Employer, the Participant may select an optional form of payment for each Qualifying Distribution Event. The benefit payable under an optional form shall be the Actuarial Equivalent of the Normal Form of the Vested Accrued Benefit.

(a)	Separation from Service on or after the Early Retirement Date
(or Separation from Service on or after the Normal Retirement Date if early retirement is not permitted)

	___	(i)	The Employer does not permit optional forms. Benefits are distributed according to the Normal Form.

	XX	(ii)	The Employer does permit optional forms. The Participant may choose from the following Actuarial Equivalent forms of payment:

XX Lump Sum ___ 5 Year Period Certain ___ 10 Year Period Certain ___ 20 Year Period Certain ___ Other: __________	___ Straight Life ___ 5 Year Certain & Life XX 10 Year Certain & Life ___ 20 Year Certain & Life ____Other: _________	___ Joint & 50% Survivor Life ___ Joint & 67% Survivor Life ___ Joint & 100% Survivor Life ___ Other: _________

(b)	Separation from Service prior to the Early Retirement Date
(or Separation from Service prior to the Normal Retirement Date if early retirement is not permitted)

	___	(i)	The Employer does not permit optional forms. Benefits are distributed according to the Normal Form.

	___	(ii)	The Employer does permit optional forms. The Participant may choose from the following Actuarial Equivalent forms of payment:

___ Lump Sum ___ 5 Year Period Certain ___ 10 Year Period Certain ___ 20 Year Period Certain ___ Other: __________	___ Straight Life ___ 5 Year Certain & Life ___ 10 Year Certain & Life ___ 20 Year Certain & Life ___ Other: _________	___ Joint & 50% Survivor Life ___ Joint & 67% Survivor Life ___ Joint & 100% Survivor Life ___ Other: _________

	XX	(iii)	Not Applicable.

(c)	Death:

	XX	(i)	The Employer does not permit optional forms. Benefits are distributed according to the Normal Form.

	___	(ii)	The Employer does permit optional forms. The Participant may choose from the following Actuarial Equivalent forms of payment:

___ Lump Sum ___ 5 Year Period Certain ___ 10 Year Period Certain ___ 20 Year Period Certain ___ Other: __________	___ Joint & 100% Survivor Life

(d)	Disabled (if elected):

	___	(i)	The Employer does not permit optional forms. Benefits are distributed according to the Normal Form.

	XX	(ii)	The Employer does permit optional forms. The Participant may choose from the following Actuarial Equivalent forms of payment:

XX Lump Sum ___ 5 Year Period Certain ___ 10 Year Period Certain ___ 20 Year Period Certain ___ Other: __________	___ Straight Life ___ 5 Year Certain & Life XX 10 Year Certain & Life ___ 20 Year Certain & Life ___ Other: _________	___ Joint & 50% Survivor Life ___ Joint & 67% Survivor Life ___ Joint & 100% Survivor Life ___ Other: _________

	___	(iii)	Not applicable.

(e)	Change in Control Event (if elected):

	___	(i)	The Employer does not permit optional forms. Benefits are distributed according to the Normal Form.

	___	(ii)	The Employer does permit optional forms. The Participant may choose from the following Actuarial Equivalent forms of payment:

___ Lump Sum ___ 5 Year Period Certain ___ 10 Year Period Certain ___ 20 Year Period Certain ___ Other: __________	___ Straight Life ___ 5 Year Certain & Life ___ 10 Year Certain & Life ___ 20 Year Certain & Life ___ Other: _________	___ Joint & 50% Survivor Life ___ Joint & 67% Survivor Life ___ Joint & 100% Survivor Life ___ Other: _________

XX	(iii)	Not applicable.

6.5	Commencement of Benefits: Benefit payments will commence as of the following dates upon the occurrence of a Qualifying Distribution Event.

(a)	Separation from Service on or after the Early Retirement Date
(or Separation from Service on or after the Normal Retirement Date if early retirement is not permitted)

	___	(i) The 1st day of the month on or next following the date of the Participant’s Separation from Service.

	XX	(ii) Other: On the last day of the six-month period immediately following the Participant’s Separation from Service.

(b)	Separation from Service prior to the Early Retirement Date
(or Separation from Service prior to the Normal Retirement Date if early retirement is not permitted)

	___	(i) The Normal Retirement Date.

	___	(ii) The 1st day of the month on or next following the date of the Participant’s Separation from Service.

	XX	(iii) Other: Not Applicable.

(c)	Death

	___	(i) The Normal Retirement Date.

	XX	(ii) The 1st day of the month on or next following the date of the Participant’s death.

	___	(iii) Other: .

(d)	Disabled (if elected)

	___	(i) The Normal Retirement Date.

	XX	(ii) The 1st day of the month on or next following the date on which the Participant becomes Disabled.

	___	(iii) Other: .

	___	(iv) Not applicable.

(e)	Change in Control Event (if elected)

	___	(i) The 1st day of the month on or next following the date of the Change in Control Event.

	___	(ii) Other: .

	XX	(iii) Not applicable.

6.6	Adjustment for Benefits Paid Before the Normal Retirement Date: If any Plan benefit is payable before the Normal Retirement Date of the Participant, the amount of the Plan benefit shall be adjusted as follows, to the extent applicable:

___

(a)    The Vested Accrued Benefit shall be reduced by a discount factor of 6% per year for each year that the commencement of payment precedes the Normal Retirement Date. The factors shall be prorated for a partial year, counting a partial month as a complete month. The factors shall be rounded to four decimal places.

___

(b)    The Vested Accrued Benefit shall be reduced based on the actuarial assumptions listed in the Present Value definition for the elapsed time that the commencement of payment precedes the Normal Retirement Date.

XX	(c) The Vested Accrued Benefit shall not be adjusted.

6.7 Benefit Frequency: The benefit shall be paid on the following basis:

___	(a) Annually.

___	(b) Quarterly.

XX	(c) Monthly.

6.8 De Minimis Amounts.

___

(a)    Notwithstanding any payment election made by the Participant, the Present Value of the Vested Accrued Benefit will be distributed in a single lump sum payment at the time designated under the Plan if at the time of a permitted Qualifying Distribution Event the Vested Accrued Benefit does not exceed $            . In addition, the Employer may distribute the Present Value of a Participant’s Vested Accrued Benefit at any time if the benefit does not exceed the limit in Section 402(g)(1)(B) of the Code and results in the termination of the Participant’s entire interest in the Plan.

XX

(b)    There shall be no pre-determined de minimis amount under the Plan; however, the Employer may distribute the Present Value of a Participant’s Vested Accrued Benefit in a single lump sum payment at any time if the balance does not exceed the limit in Section 402(g)(1)(B) of the Code and results in the termination of the Participant’s entire interest in the Plan.

8.1 Contractual Liability: Liability for payments under the Plan shall be the responsibility of the:

___	(a) Company.

XX	(b) Employer or Participating Employer who employed the Participant when amounts were deferred.

12.    Amendment and Termination of Plan: Notwithstanding any provision in this Adoption Agreement or the Plan to the contrary, Sections 2.28, 7, 10.2, 14.1, 14.6 and 15.1 of the Plan shall be amended to read as provided in attached Exhibit A.

15.9 Construction: The provisions of the Plan shall be construed and enforced according to the laws of the State of Florida except to the extent that such laws are superseded by ERISA and the applicable provisions of the Code.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year above stated.

KFORCE INC.

By:	/s/ David M. Kelly
David M. Kelly, VP Finance

EXHIBIT A

TO

KFORCE INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated December 31, 2006)

The purpose of this Exhibit A to the Kforce Inc. Supplement Executive Retirement Plan (“Plan”) is to set forth terms and conditions that revise, supplement or are in addition to the terms and conditions of the Principal Executive Nonqualified Defined Benefit Plan (“Basic Plan Document”) and Adoption Agreement adopted by Kforce Inc. (the “Company”) to implement the Plan. The terms of this Exhibit A shall supercede any provision of the Basic Plan Document or Adoption Agreement to the contrary.

1.	The Company and a Participant may enter into an agreement (“Plan Agreement”) with respect to such Participant’s participation in the Plan. Notwithstanding any provision of the Basic Plan Document or Adoption Agreement to the contrary, each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Company shall supercede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed upon by both the Company and Participant.

2.	The following Section 2:28 shall be substituted for Section 2.28 of the Basic Plan Document:

Section 2.28: “Present Value” means the current value of a benefit that is payable in a specified form on a specified date. The basis for the calculation shall be: (a) the RP-2000 Mortality Table for Healthy Annuitants (sex distinct) and (b) an annual rate equal to the Moody’s Aa Long Term Corporate Bond Yield at month end close for December prior to the date for which the rate is to be used rounded to the nearest .25% or such other rate deemed appropriate by the Company in accordance with the Generally Accepted Accounting Principles. The actuarial assumptions may be adjusted from time to time as selected by the Company and such assumptions shall be applied consistently to all Participants.

3.	Notwithstanding the provisions of Section 7 of the Basic Plan Document, the following provisions shall govern administration of the Plan following a Change in Control:

Within one hundred and twenty (120) days following a Change in Control, the individuals who comprised the Committee immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties described in Sections 7 and 9 of the Plan, including, without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan, and the power to make benefit entitlement determinations. Upon and after the effective date of such appointment, (i) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (ii) the Administrator may only be terminated with the written consent of the majority of Participants with benefits under the Plan as of the date of such proposed termination.

4.	By adding the following to the end of Section 14.1 of the Basic Plan Document:

If such claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.

5.	By adding the following new Section 14.6 to the Basic Plan Document:

14.6 Arbitration. If a claimant has complied with the foregoing provisions of this Section 14, the claimant shall have the right to submit the controversy to final and binding arbitration pursuant to the then most applicable Rules of the American Arbitration Association (“AAA”) provided, however, that unless the parties otherwise agree, the arbitration shall be before a single arbitrator selected either by mutual agreement or, failing agreement, from a list of seven arbitrators provided by AAA. In the event the parties are unable to agree upon such an arbitrator from such list of seven, each party shall strike one name in turn with the first to strike being chosen by lot. When only one name remains, that person shall be the parties’ arbitrator. The parties expressly waive their rights, if any, to have such matters heard by a jury or a judge, whether in state or federal court. The cost of the arbitration, including, but not limited to, any reasonable legal fees or other expenses incident thereto incurred in connection with such arbitration shall be borne by the party that is determined by the arbitrator(s) not to have prevailed with respect to the applicable claim(s). In the arbitration the Committee’s decision on appeal shall not be entitled to a presumption of correctness; rather, the dispute shall be decided de novo.

6.	Section 10.2 of the Basic Plan Document shall be deleted in its entirety. For the avoidance of doubt, the Plan shall not recognize any domestic relations order purporting to assign a Participant’s benefits to an alternate payee, except to the extent specifically required by law.

7.	Section 15.1 of the Basic Plan Document shall be deleted in its entirety. For the avoidance of doubt, the Employer may not reduce the amount of any payment otherwise payable to or on behalf of a Participant under the Plan by the amount of any loan, cash advance, extension of credit or other obligation of the Participant to the Employer, except as provided under Section 15.10 of the Basic Plan Document with respect to tax withholding.